                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS
                   -----------------------------------------



THIS AGREEMENT is made and entered into this 18th day of October, 1996, by and between CASMYN CORP., a Colorado corporation ("Seller") and NEWGOLD, INC., a Nevada Corporation ("Buyer").

                             W I T N E S S E T H:

     This Agreement is made and entered into with reference to the following facts:

     A. Seller is a Member of Relief Canyon, Ltd., a Nevada Limited Liability Company (the "Company"), which owns 100% of that certain mining property in the State of Nevada known as the Relief Canyon Mine (the "Property").

     B.   Buyer is a Member of the Company.

     C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Seller's interests and membership in the Company and Property upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by the parties as follows:

     1.   Sale of Assets.  Seller shall sell and Buyer shall purchase, free and
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clear of all liens and encumbrances, Seller's interests and membership in the
Company and Property.

     2.   Purchase Price.  The purchase price for Seller's interests and
          --------------
membership shall be the sum of Nine Hundred Thousand Dollars U.S. ($900,000.00), plus 1,000,000 fully paid and non-assessable restricted shares of Common Stock of Newgold, Inc. The cash portion of the purchase price shall be paid in cash to Seller and a stock certificate shall be delivered to Seller at the time of Closing.

     As additional consideration, Buyer shall waive all of Seller's obligations under that certain Agreement between the parties, dated April 26, 1996, including the obligation to pay an additional $623,000.

     3.   Warranties of Seller.  Seller represents and warrants to Buyer as
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follows:

          (a) It has not entered into any other contracts to sell, mortgage, or assign its interests and membership in the Company or the Property.

          (b) It has full corporate power and authority to enter into this Agreement.

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          (c) As of the date of closing, Seller's interests and Membership in the Corporation and the Property shall be free and clear of all liens, encumbrances, chattel mortgages or conditional sales contracts.

     4.   Closing.  The transaction evidenced by this Agreement shall close
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within sixty (60) days after entry of an Order by the U.S. Bankruptcy Court,
Western District of New York, confirming a Plan of Reorganization in the Chapter 11 bankruptcy proceedings of Warehouse Auto Centers, Inc. ("WAC"), Case No 95-21279, wherein Newgold, Inc. is merging with WAC and raising the sum of $5,000,000 through the sale of Debtor Certificates. Closing of this Agreement is contingent upon Buyer acquiring use of the proceeds of the Debtor Certificates sold in said bankruptcy.

     5.   Obligations Upon Closing.  At the closing:
          ------------------------

          (a) Seller shall deliver to Buyer an Assignment in the form of Exhibit "A" attached hereto, transferring all of its right, title and interest in and to its interest and Membership in the Company;

          (b) Seller shall deliver to Buyer a Quitclaim Deed to the Property.

          (c) Buyer shall deliver to Seller the sum of Nine Hundred Thousand Dollars U.S. ($900,000.00).

          (d) Buyer shall also deliver to Seller a stock certificate for 1,000,000 fully paid and non-assessable restricted shares of Common Stock of Newgold, Inc. Buyer agrees to commence registration of such shares within six
(6) months of Buyer's listing on the NASDAQ Bulletin Board.

     6.   Indemnity by Seller.  Seller shall indemnify Buyer against any loss,
          -------------------
damage, cost or expense that buyer shall incur or suffer as a result of the breach, untruth or inaccuracy of any promise, agreement, covenant, warranty or representation made by Seller herein and for the benefit of Buyer.

     7.   Indemnity of Buyer.  Buyer shall indemnify Seller against any loss,
          ------------------
damage, cost or expense that Seller shall incur or suffer as a result of the breach, untruth or inaccuracy of any promise, agreement, covenant, warranty or representation made by Buyer herein to and for the benefit of Seller.

     8.   Broker's Fees.  The parties warrant to and with each other that the
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transaction evidenced by this Agreement was initiated, negotiated and completed by the parties hereby directly, as principals, and without the intervention of any broker, dealer, agent or finder, except for IBK Capital Corp., which served as a broker for Seller and Seller shall be responsible for fees payable to IBK Capital Corp. Each party agrees to indemnify and hold the other party harmless from and against any loss, damage, cost or expense, including without limitation, attorneys' fees and litigation expenses, resulting from any breach or breaches of the foregoing warranty.

     9.   Miscellaneous.
          -------------

          (a) Time.  Time is of the essence of this Agreement and in the
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performance and enforcement of each of the promises, covenants, representations and warranties of the parties contained herein. For the purpose of computing any period of time prescribed herein or relating hereto, the first day shall be excluded. If the period of time is six (days) or more, weekends and public holidays shall be included. An act required to be performed on a day shall be performed at or before the close of business on such day. If an act required to be performed on a certain day and such day is not a regular business day, the time of performance or measurement shall be extended to and including the next regular business day.

          (b) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
of the parties and all prior rights, negotiations and representations are merged herein.

          (c) Binding Effects.  This Agreement shall inure to the benefit of,
              ---------------
and be binding upon, the parties and their several successors in interested in any capacity.

          (d) Applicable Law.  This Agreement shall be construed in accordance
              --------------
with the laws of the State of Nevada.

          (e) Notices.  Any notice or notices which any party hereto deems
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necessary, useful or convenient to give to any other party or parties hereto, at any time and from time to time, shall be in writing and shall be personally served upon or mailed to the parties at the following addresses:

          To Seller at:  1335 Greg Street, Suite 104
                         Sparks, Nevada  89431

          To Buyer at:   5190 Neil Road, Suite 320
                         Reno, Nevada  89502

In addition, copies of any notice shall also be sent to:

          Michael J. Morrison, Esq.
          1025 Ridgeview Drive, Suite 400
          Reno, Nevada  89509

          (f) Attorneys' Fees and Costs.  If any legal action or any arbitration
              -------------------------
or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which he may be entitled.

          (g) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed to constitute but one and the same instrument.

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          (h) Captions.  Article and paragraph captions contained in this
              --------
Agreement are inserted only a matter of convenience and reference. Said captions shall not be construed to define, limit, restrict, extend or describe this Agreement or the intent of any provision hereof.

          (i) Gender and Number.  Whenever used in this Agreement and as
              -----------------
required by the context of the transaction, the single number shall include the plural, the plural number shall include the singular, and masculine gender shall include the feminine and neuter.

          (j) Form of Association.  As required by the context, the term
              -------------------
"person" shall include individuals, partnerships, limited partnerships, corporations, estates and trusts.

          (k) Waiver of Conflict.  The parties waive any and all conflicts which
              ------------------
may exist or arise as a result of this Agreement being prepared, at the mutual request of the parties, by Michael J. Morrison, Esq., who represents both parties in unrelated legal matters.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

CASMYN CORP., a Colorado            NEWGOLD, INC.,  a Nevada
corporation - "Seller"              corporation - "Buyer"


By:  /s/ Douglas C. Washburn         By:  /s/ A. Scott Dockter
     -----------------------              --------------------

     Douglas C. Washburn,                 A. Scott Dockter
     Its Secretary/Treasurer              Its President

                                  ASSIGNMENT
                                  ----------


     By this instrument dated October 18, 1996, for the sum of Nine Hundred Thousand Dollars U.S. ($900,000.00) and other valuable consideration, receipt of which is hereby acknowledged, CASMYN CORP., a Colorado corporation, does hereby assign, transfer and deliver to NEWGOLD, INC., a Nevada corporation, all of its right, title and interest in and to its interest in Relief Canyon, Ltd., a Nevada limited liability company (the "Corporation"), together with any and all assets (tangible or intangible) or holdings or property belonging to the Corporation, or to be assigned to the Corporation in the future, along with any interest it may have in any and all agreements entered into by or on behalf of the Corporation.

     By this transfer, CASMYN CORP. expressly acknowledges that it has no further right, title or interest, directly or indirectly, in or to the Corporation, or any of its assets, properties or agreements, and claims no such right by or through the laws of the State of Nevada or any other jurisdiction.

           Witness my hand this _____ day of _______________, 1996.



                     CASMYN CORP., a Colorado corporation


                     By:  ___________________________________________
                          Douglas C. Washburn, Secretary/Treasurer



                                                                     EXHIBIT "A"
                                                                     -----------